                                                                  EXHIBIT (c)(6)

                                                                  CONFORMED COPY
                                 AGREEMENT


          AGREEMENT (this "Agreement"), dated as of May 16, 1999, is entered
                           ---------
into by Global Crossing Ltd. ("Global") and those other persons whose names
                               ------
appear on the signature pages hereto (each, a "Stockholder" and collectively,
                                               -----------
the "Stockholders").
     ------------

          Reference is hereby made to (i) the Stockholders Agreement dated as of August 12, 1998 (the "Stockholders Agreement") by and among Global and the
                      ----------------------
Stockholders, (ii) the Registration Rights Agreement dated as of August 12, 1998 (the "Registration Rights Agreement") by and among Global and the Stockholders,
      -----------------------------
(iii) the Agreement and Plan of Merger dated the date hereof (the "Merger
                                                                   ------
Agreement") between Global and U S West, Inc. ("USW") and (iv) the Tender Offer
---------
and Purchase Agreement dated the date hereof (the "TOP Agreement") between
                                                   -------------
Global and USW.

          In connection with the transactions pursuant to the Merger Agreement and the TOP Agreement, the undersigned hereby agree as follows:

          1. Clause (d) of Section 1 of the Stockholders Agreement shall be amended to read in its entirety as follows: "(d) in a public offering pursuant to a registration statement under the Securities Act or a Transfer pursuant to Rule 144 under the Securities Act or pursuant to the tender offer under the Tender Offer and Purchase Agreement dated May 16, 1999 between the Company and U S West, Inc."

          2. Each Stockholder and Global agrees that USW shall have the right, in connection with any CoC Tag-Along Sale (as defined in the Stockholders Agreement) to participate in such sale on the same basis as any CoC Other Holder (as defined in the Stockholders Agreement) pursuant to Section 4(b) of the Stockholders Agreement.

          3. Each Stockholder and Global agrees that, to give effect to the registration rights granted to USW by Global pursuant to Section 4.1 of the TOP Agreement, USW shall be treated as a Holder (as defined in the Registration Rights Agreement) for purposes of Sections 2(e) and 3(b) of the Registration Rights Agreement.

          4. Global hereby agrees that it shall not unreasonably withhold its consent referenced in Section 2 of the Tender and Voting Agreement between USW and the Stockholders dated the date hereof.

          5. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.



                              GLOBAL CROSSING LTD.


                              By:    /s/   Robert Annunziata
                                 -----------------------------------------
                                  Title:  Chief Executive Officer


                              CIBC WOOD GUNDY CAPITAL (SFC) INC.


                              By:    /s/  Jay R. Levine
                                 -----------------------------------------
                                  Title:  Agent


                              CIBC WG ARGOSY MERCHANT FUND 3, L.P.


                              By:     /s/  Jay R. Levine
                                 -----------------------------------------
                                  Title:  Managing Director

                                 CO-INVESTMENT MERCHANT FUND, LLC


                                 By:   /s/  Jay R. Levine
                                    ------------------------------------------
                                    Title:  Agent


                                 CONTINENTAL CASUALTY CORPORATION
                                 CONTINENTAL CASUALTY CORP.
                                 DESIGNATED HIGH YIELD FUND


                                 By:   /s/  Hillel Weinberger
                                    ------------------------------------------
                                    Title:  Authorized Signatory

                                 MRCO, INC.


                                 By:   /s/   Michael R. Steed
                                    ------------------------------------------
                                    Title:  President


                                       /s/  Gary Winnick
                                   -------------------------------------------
                                   GARY WINNICK


                                 PACIFIC CAPITAL GROUP, INC.



                                 By:   /s/  Gary Winnick
                                    ------------------------------------------
                                    Title: Chairman and Chief Executive Officer


                                 GKW UNIFIED HOLDINGS, LLC


                                 By:   /s/  Gary Winnick
                                    ------------------------------------------
                                    Title: Authorized Signatory

                                       /s/   Abbott L. Brown
                                   -------------------------------------------
                                   ABBOTT L. BROWN


                                 BROWN LIVING TRUST
                                 RIDGESTONE CORP.


                                 By:   /s/   Abbott L. Brown
                                    ------------------------------------------
                                    Title:  President


                                       /s/  Barry Porter
                                    ------------------------------------------
                                    BARRY PORTER


                                 GALENIGHT CORP.


                                 By:   /s/  Barry Porter
                                    ------------------------------------------
                                    Title:  President



                                       /s/  David Lee
                                   -------------------------------------------
                                   DAVID LEE


                                 SAN PASQUAL CORP.


                                 By:   /s/  David Lee
                                    ------------------------------------------
                                    Title:  President


                                 DAVID AND ELLEN LEE FAMILY TRUST


                                 By:   /s/  David Lee
                                    ------------------------------------------
                                    Title:  Trustee

                                       /s/  Lodwrick Cook
                                   -------------------------------------------
                                   LODWRICK COOK


                                 GLOBAL CROSSING LTD., LDC


                                 By:   /s/  Jay R. Levine
                                    ------------------------------------------
                                    Title:  Agent


                                 GLOBAL CROSSING TRUST 1998


                                 By:   /s/  Hillel Weinberger
                                    ------------------------------------------
                                    Title: Settlor


                                 GLOBAL CROSSING PARTNERS


                                 By:   /s/  Hillel Weinberger
                                    ------------------------------------------
                                    Title: General Partner



                                 CANADIAN IMPERIAL BANK OF COMMERCE


                                 By:   /s/  Jay R. Levine
                                    -------------------------------------------
                                    Title:  Agent

                                                            EXHIBIT A




Brown Living Trust                                          3,435,922
Ridgestone Corp.                                            7,765,418
                                                           ----------
Total Abbott L. Brown                                      11,201,340


Barry Porter                                                6,335,780
Galenight Corp.                                            11,883,968
                                                           ----------
Total Barry Porter                                         18,219,748


Continental Casualty Corp.                                 16,795,500
Continental Casualty Corp. Designated High Yield           23,279,670
Global Crossing Partners (Hillel Weinberger)                  486,630
Global Crossing Trust 1998 (Hillel Weinberger)              2,100,000
                                                           ----------
Total Continental Casualty                                 42,661,800


CIBC WG Argosy Merchant Fund 3, LP                         17,223,628
CIBC Wood Gundy Capital (SFC) Inc.                          1,340,000
Co-Investment Merchant Fund, LLC                            9,568,684
Global Crossing Ltd., LDC                                  68,894,488
                                                           ----------
Total CIBC                                                 97,026,800


David and Ellen Lee Family Trust                            5,233,234
David L. Lee                                                4,869,964
San Pasqual Corp.                                           9,900,822
                                                           ----------
Total David Lee                                            20,004,020


GKW Unified Holdings, LLC                                  77,195,744
Pacific Capital Group, Inc.                                15,993,406
                                                           ----------
Total Gary Winnick                                         93,189,150


Lodwrick Cook                                               3,580,452


MRCo, Inc.                                                 33,180,260